Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING THIS NOTE, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR, IF REQUESTED BY THE COMPANY, THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR HOLDER OF THIS NOTE REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

IDENTIPHI, INC.

8.0% CONVERTIBLE PROMISSORY NOTE

$2,152,806	November 10, 2008
Austin, Texas

FOR VALUE RECEIVED, IdentiPHI, Inc., a Delaware corporation (the “Company”), hereby unconditionally promises to pay to Key Ovation, LLC (“Holder”), or Holder’s registered assigns, at such place or places as Holder may from time to time designate in writing, the aggregate principal sum of Two Million One Hundred Fifty-Two Thousand Eight Hundred Six Dollars ($2,152,806.00), together with all accrued and unpaid interest thereon, as provided herein. All unpaid principal, together with the balance of unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on demand at any time upon and after the earlier of (a) October 31, 2009 (the “Maturity Date”), or (b) the occurrence of an Event of Default (as defined herein). All cash payments by the Company under this 8.0% Convertible Promissory Note (the “Note”) shall be in immediately available U.S. funds.

A. Definitions.

1. “Allowed Consideration” shall have the meaning set forth in Section C.5 hereof.

2. “Business Day” means any day other than (x) a Saturday or Sunday, or (y) a day on which banks in Austin, Texas are required to be closed.

3. “Change of Control Event” shall mean (a) any transaction in which the Company consummates a merger, consolidation, share exchange or other transaction or series of related transactions resulting in the exchange of the outstanding shares of the Company for securities of or other consideration issued, or caused to be issued, by an acquiring entity or any of its affiliates, in any such case if the stockholders of the Company immediately prior to such event own less than a majority of the outstanding voting equity securities of the surviving entity immediately following the event, or (b) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company.

4. “Common Stock” shall mean the common stock of the Company.

5. “Company” shall have the meaning set forth in the preamble hereof.

6. “Conversion Price” shall be $0.18.

7. “Conversion Shares” shall mean the shares of Common Stock (or Allowed Consideration) issuable upon conversion of this Note pursuant to Section C.3(a), including any securities of another company for which the Company’s Common Stock has been exchanged.

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8. “Event of Default” shall have the meaning set forth in Section D.1 hereof.

9. “Holder” shall have the meaning set forth in the preamble hereof.

10. “Maturity Date” shall have the meaning set forth in the preamble hereof.

11. “Note” shall have the meaning set forth in the preamble hereof.

12. “Notice Period” shall have the meaning set forth in Section C.2 hereof.

13. “Obligations” shall mean the outstanding principal and accrued but unpaid interest due hereunder and any additional amounts payable pursuant to the terms hereof.

14. “Reserved Shares” shall have the meaning set forth in Section C.4 hereof.

15. “Senior Executive Officers” shall mean the Company’s Chief Executive Officer, President and Chief Financial Officer.

B. Payment. All payments shall be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the holder hereof may from time to time designate in writing to the Company.

C. Interest; Conversion Terms.

1. Interest. Interest shall accrue with respect to the principal amount loaned hereunder from the date hereof until such principal is fully paid or converted, at eight percent (8.0%) simple interest per annum (computed on the basis of a 365-day year, based upon the actual days elapsed).

2. Prepayment. The Company may prepay all or any portion of the Note at any time; provided, however, that the Company shall give Holder five (5) days’ prior written notice of such prepayment, during which time Holder may elect to convert the outstanding principal amount and accrued but unpaid interest under the Note pursuant to Section C.3 by giving the Company written notice of Holder’s election (the “Notice Period”). Any such prepayment will be applied first to the payment of interest accrued on the Note and then, if the amount of prepayment exceeds the amount of all accrued but unpaid interest, to the payment of principal of the Note.

3. Conversion.

(a) Optional Conversion. Holder has the right, at Holder’s option, at any time prior to payment in full of the principal balance of this Note, to convert this Note (including principal and accrued but unpaid interest to the date of conversion) in accordance with the provisions of this Section C.3, in whole or in part, into Conversion Shares. The number of Conversion Shares to be issued upon such conversion shall be equal to the number obtained by dividing (i) the outstanding principal amount and accrued but unpaid interest under this Note on the date of conversion by (ii) the Conversion Price. The number of Conversion Shares issuable to Holder upon such conversion shall be rounded down to the nearest whole number.

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(b) Mechanics and Effects of Conversion.

(i) Before Holder shall be entitled to convert this Note into Conversion Shares pursuant to Section C.3(a), it shall surrender this Note at the office of the Company and shall give written notice by mail, postage prepaid, to the Company at its principal executive office, of the election to convert the same pursuant to Section C.3(a), and shall state therein the name or names in which the certificate or certificates for Conversion Shares are to be issued. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note, and the person or persons entitled to receive the Conversion Shares upon such conversion shall be treated for all purposes as the record holder or holders of such Conversion Shares as of such date.

(ii) As soon as reasonably practicable after conversion of this Note, and upon surrender of this Note, the Company will deliver or cause to be issued in the name of and delivered to Holder a certificate or certificates representing the number of Conversion Shares to which Holder shall be entitled on such conversion. No fractional shares will be issued on conversion of this Note, and in lieu thereof the number of Conversion Shares issuable to Holder upon such conversion shall be rounded down to the nearest whole number. Upon full conversion of this Note and the issuance of the certificate(s) as contemplated herein, the Company shall be forever released from all its Obligations and liabilities under this Note.

(c) Notice Regarding Change of Control Event. At least thirty (30) calendar days prior to the anticipated closing of a Change of Control Event (or, if such notice is impracticable thirty (30) calendar days prior to such Change of Control Event, as many days before the Change of Control Event as is practicable), written notice shall be delivered to the Holder of this Note pursuant to Section E.5 below notifying Holder of the terms and conditions of the Change of Control Event, the amount of the outstanding principal amount and accrued but unpaid interest under this Note, the anticipated date on which any such Change of Control Event will occur and calling upon such Holder to inform the Company whether Holder intends to elect to convert the outstanding principal amount and accrued but unpaid interest into Conversion Shares. Following notice of the Change of Control Event, any conversion of this Note by Holder may be made contingent upon the consummation of such Change of Control Event, if so elected by Holder in the notice of conversion.

(d) No Rights as Stockholder. Prior to its conversion, this Note shall not entitle Holder to any voting rights or to any other rights as a stockholder of the Company or to any other rights whatsoever except the rights stated herein or in the agreements referenced herein.

(e) Withholding Obligations; Form 1099. Holder authorizes the Company to withhold from Holder, or to demand cash payment from Holder for, any taxes required to be withheld from Holder on the conversion of this Note, or, to reduce or eliminate such withholding, to provide the Company with an fully executed and completed IRS Form W-9. Holder acknowledges that the Company may issue Holder a Form 1099, reporting the interest, to the Internal Revenue Service (even if the interest is converted into stock), in accordance with law.

(f) Conversion Price Adjustments. In the event the Company should at any time while this Note is outstanding fix a record date for the effectuation of a split or subdivision of the Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock without payment of any consideration by such holder for the additional shares of Common Stock, then, as of such record date, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares of Common Stock.

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4. Covenants as to Conversion Shares. The Company covenants and agrees that all Conversion Shares issued pursuant to the terms of this Note (the “Reserved Shares”) will, upon their issuance, be validly issued and outstanding, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times have authorized and reserved a sufficient number of the Reserved Shares to provide for the conversion rights represented by this Note. If at any time while this Note remains outstanding the number of authorized but unissued shares of Common Stock shall not be sufficient to permit the conversion of this Note, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

5. Consolidation or Merger of the Company. If the Company is a party to (a) any consolidation, merger or share exchange with another corporation in which the Company is not the survivor, (b) any consolidation or merger of another entity into the Company in which the Company is the survivor but, in connection therewith, the Company’s equity securities are changed into or exchanged for stock or other securities of any other entity, or (c) any capital reorganization or reclassification of its Common Stock (in each such case excluding any merger effected exclusively for the purpose of changing the domicile of the Company), pursuant to any of which transactions the holders of the Company’s capital stock are entitled to receive with respect to or in exchange for such capital stock, stock or other securities, whether alone or together with any other consideration (such consideration being the “Allowed Consideration”), then as a condition of such transaction, lawful and adequate provisions reasonably acceptable to Holder shall be made whereby Holder shall thereafter have the right to purchase and receive (in lieu of Conversion Shares immediately theretofore receivable upon the conversion of this Note) such Allowed Consideration as may be issued or payable with respect to or in exchange for the number of such Conversion Shares immediately theretofore receivable upon the conversion of this Note. In any such case, appropriate provisions shall be made with respect to the rights and interests of Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price and the number of shares receivable upon the conversion of this Note) shall thereafter be applicable, as nearly as may be reasonably practicable (as determined in good faith by the Company’s Board of Directors, whose judgment shall be final and binding on Holder), in relation to the Allowed Consideration thereafter deliverable upon the conversion hereof. The Company will not effect any such consolidation or merger, unless, in connection with the consummation thereof, the successor corporation resulting from such consolidation or merger shall assume by written instrument the obligation to deliver to such Holder such Allowed Consideration as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

6. No Impairment. Except and to the extent as waived or consented to by Holder in writing, the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company.

D. Default.

1. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a) Failure to Pay. The Company shall fail to pay when due any principal, any interest or other payment required under the terms of this Note on the date due and such default shall continue unremedied for a period of ten (10) Business Days after the Company’s receipt of written notice from Holder of such failure to pay.

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(b) Breach of this Note. Except in the case of Section D.1(a) above, the Company shall be in material breach or default under any of the terms of this Note, and such breach or default shall continue unremedied for a period of thirty (30) Business Days after the Company’s receipt of written notice from Holder specifying such breach or default.

(c) Bankruptcy or Insolvency Proceedings.

(i) The Company shall (A) appoint, apply for or consent to the appointment of a receiver, trustee, liquidator, custodian, assignee for the benefit of creditors or similar judicial officer or agent to take possession, custody, control or charge of or liquidate any of its property or assets, (B) commence any voluntary proceeding under any provision of Title 11 of the United States Code, as now or hereafter amended, or commence any other proceeding, under any law, now or hereafter in force, relating to bankruptcy, insolvency, reorganization, liquidation, or otherwise to the relief of debtors or the readjustment of indebtedness, or (C) make any assignment for the benefit of creditors or a composition or similar arrangement with such creditors;

(ii) The commencement against the Company of any involuntary proceeding, or the consent by Company to any proceeding, of the kind described in Section D.1(c)(i) and such proceeding shall not have been dismissed within thirty (30) days;

(iii) The Company is adjudicated bankrupt or insolvent or a petition for reorganization is granted; or

(iv) The Company shall cause, or institute any proceeding for, or there shall occur, the dissolution of the Company.

(d) Change of Control Event. Without the prior written consent of Holder, the Company shall consummate a Change of Control Event and in connection therewith the Company changes its Senior Executive Officers such that the Senior Executive Officers serving immediately prior to such Change of Control Event no longer serve as the Company’s Senior Executive Officers immediately following such Change of Control Event.

2. Rights of Holders Upon Default. If any Event of Default shall occur for any reason, whether voluntary or involuntary, and be continuing, then Holder may, by written notice to the Company, declare all or any portion of the Obligations to be due and payable, whereupon the full outstanding principal and interest hereunder shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, all of which are expressly waived by the Company.

E. Other Provisions.

1. Waivers and Amendments. This Note may not be amended or modified, nor may any of its terms be waived, except by a written instrument signed by Holder and the Company.

2. Severability. If any provision of this Note is determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions of this Note shall not in any way be affected or impaired thereby and this Note shall nevertheless be binding between the Company and Holder.

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3. Governing Law. This Note shall be governed by and interpreted in accordance with the internal laws of the State of Texas. In any action brought or arising out of this Note, the Company and Holder hereby consent to the jurisdiction of any federal or state court seated in Travis County, Texas and also consent to the service of process by any means authorized by Texas law.

4. Binding Effect. This Note shall be binding upon, and shall inure to the benefit of, the Company and Holder and their respective successors and assigns.

5. Notices. Any notice required or desired to be served, given or delivered hereunder shall be in writing and in the form and manner specified below, and shall be addressed to the party to be notified as follows:

If to the Company:	IdentiPHI, Inc.
13809 Research Blvd., Ste 275
Austin, Texas 78750
Attention: Chief Executive Officer

With a copy to:

DLA Piper LLP
701 Fifth Avenue, Suite 7000
Seattle, WA 98104-7044
Attention: Michael Hutchings, Esq.

If to Holder:	Key Ovation, LLC
2111 West Braker Lane
Austin, Texas 78758
Attention: President

With a copy to:

Akin & Almanza, Attorneys and Counselors
2301 Capital of Texas Highway South, Building H,
Austin, Texas 78746
Attention: Rick Akin, Esq.

or to such other address as each party designates to the other by notice in the manner herein prescribed. Notice shall be deemed given hereunder if (a) delivered personally or otherwise actually received, (b) sent by overnight delivery service, or (c) mailed by first-class United States mail, postage prepaid, registered or certified, with return receipt requested. Notice mailed as provided in clause (iii) above shall be effective upon the expiration of three (3) Business Days after its deposit in the United States mail. Notice given in any other manner described herein shall be effective upon receipt by the addressee thereof; provided, however, that if any notice is tendered to an addressee and delivery thereof is refused by such addressee, such notice shall be effective upon such tender unless expressly set forth in such notice.

6. Security Interest. This Note is secured by certain of the assets of the Company in accordance with a separate security agreement, dated as of June 30, 2008 and as amended of even date herewith (the “Security Agreement”), by and between the Company and Holder.

7. Payment. Payment shall be made in lawful tender of the United States.

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8. Transfer of Note or Securities Issuable on Conversion Hereof. Prior to conversion, neither this Note nor any rights hereunder may be transferred by Holder unless Holder delivers to the Company written notice of Holder’s intention of such transfer at least ten (10) days prior to such transfer and such transfer complies with applicable federal and state securities laws, except that Holder may freely assign this Note to an affiliate of Holder. For purposes of this agreement, “affiliate” shall be deemed to include with respect to a Holder: (a) a partnership or limited liability company, its partners, members, stockholders, former partners, former members or an affiliated entity managed by the same manager or managing partner or management company, or managed or owned by an entity controlling, controlled by, or under common control with, such member or manager or managing partner or management company, or (b) an individual, his or her spouse or lineal descendant or antecedent, or a trust or trusts for the exclusive benefit of Holder or Holder spouse or lineal descendant or antecedent, in each such case in connection with bona fide estate planning purposes. In the event this Note is transferred in accordance with this Section E.7, the new holder shall be deemed to be the “Holder” with respect to the provisions of this Note.

9. Replacement Note. If this Note is lost, stolen, mutilated or destroyed, the Company shall issue a new Note of like denomination, tenor and date as this Note, subject to the Company’s right to require Holder to give the Company a bond or other satisfactory security sufficient to indemnify the Company against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft, mutilation or destruction of this Note or the issuance of such new Note.

10. Headings. Section headings used in this Note have been set forth herein for convenience of reference only. Unless the contrary is compelled by the context, everything contained in each section hereof applies equally to this entire Note.

IN WITNESS WHEREOF, the Company has caused this 8.0% Convertible Promissory Note to be issued as of the date first written above.

IDENTIPHI, INC.

By:

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